FOUNDER STOCK PURCHASE AGREEMENT

This Founder Stock Purchase Agreement (this "Agreement") dated August 1, 2012 is entered into by and between Cotton Bay Holdings, Inc., a Delaware corporation doing business at 1314 Las Olas Boulevard, Suite 1036 in Fort Lauderdale, Florida 3330 (the "Company") and Robert Fortson, IV (the "Founder") with a mailing address of 1314 East Las Olas Boulevard, Suite 1036 in Fort Lauderdale, Florida 33301.

WHEREAS, Company wished to sell to the Founder, and the Founder wishes to purchase from the Company, an aggregate of 5,000,000.00 shares (the "Purchased Shares") of common stock, $0.001 par value per share, of the Company (the "Common Stock") pursuant to the terms and conditions of a Subscription Agreement between the Company and the Founder (the "Subscription Agreement"), which is incorporated herein by reference and merged to create a fully integrated agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Shares" shall mean and include all shares of Stock now owned or hereafter acquired by the Founder.

"Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

2. Founder Representations.

In connection with the issuance and acquisition of the Purchased Shares, the Founder hereby represents and warrants to the Company as follows:

(a) The Founder is acquiring and will hold the Purchased Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act") and the Subscription Agreement.

(b) The Founder understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Founder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Founder further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(c) The Founder is aware of the adoption of Rule 144 of the Securities and Exchange Commission under the Securities Act, which permits limited public resales of the securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Founder acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d) The Founder has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(e) The Founder is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Founder is able, without impairing his financial condition to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his investment in the Purchased Shares.

3. Limitation on Transfer of Founder Stock.

3.1 General Restriction. The Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares except as expressly provided in this Agreement.

3.2 Exceptions. Notwithstanding Section 3.1, the Founder may transfer all or any of his Shares:

(a) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Founder; provided, however that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Founder, or

(b) by will or the laws of descent and distribution, in which event each transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Founder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

4. Right of First Refusal on Disposition of Founder Stock.

(a) If at any time the Founder desires to sell for cash any of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Founder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Founder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold and the price thereof, the total number of Shares owned by the Founder, and the terms and conditions of, and any other material facts relating to, the proposed sale.

(b) The Company shall have an option for a period of 21 days (the "Company Option Period") following in receipt of the Offer to purchase some or all of the Offered Shares in place of the Proposed Transferee. If the Company desires to purchase any of the Offered Shares, it shall notify the Founder of such election during the Company Option Period, stating the number of Offered Shares it desires to purchase. Such notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

(c) If the Company does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Founder at any time within 42 days after the date the Offer was made (i.e. 21 days after the expiration of the option period in Section 4(b), above), subject to the provisions of Section 5 and Section 6 of this Agreement. Any such sale shall be to the Proposed Transferee at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 42 day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4. Offered Shares that are sold pursuant to this Section 4 to any person who is not a party hereto shall no longer be subject to this Agreement.

5. Additional Restrictions on Resale.

5.1 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

5.2 Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial/primary public offering, the Founder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section 5.2. This Section 5.2 shall not apply to Shares registered in the public/primary public offering under the Securities Act, and the Founder shall be subject to this Section 5.2 only if all directors, officers, holders of at least 25% of the outstanding stock of the Company are subject to similar arrangements. This Section 5.2 shall expressly survive a termination of this Agreement pursuant to Section 6.

5.3 Numerical Limitation. In addition to the other restrictions provided in this Agreement, the Founder agrees that until the earlier to occur of the second anniversary of the date of this Agreement or the date on which the Founder is no longer employed in any capacity by the Company or any of its subsidiaries, the aggregate number of Shares which the Founder may transfer pursuant to Section 4 of this Agreement shall not exceed 25% (subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

5.4 Rights of the Company. The Company shall not be required to (a) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (b) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

6. Term.

This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act, pursuant to which the aggregate price paid for the public to purchase of Stock is at least $10.00 or (b) on the first anniversary of the date of this Agreement, whichever occurs first.

7. Enforcement of Agreement.

The Founder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Founder, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof. If the Founder fails to fulfill any obligation to sell Shares to the Company under the Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Founder the purchase price for such Shares as specified in this Agreement. Thereupon the Company, upon written notice to the Founder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company as treasury shares, a new certificate or certificates representing such Shares, and all of the Founder's rights in and to such Shares shall terminate.

8. Tax Election.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986 (the "Section 83(b) Election") within 30 days after the date of purchase. The Founder acknowledges that he has consulted with his tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Section 83(b) Election and that it is his sole responsibility, and not the Company's, to file the Section 83(b) Election in a timely manner, even if the Founder request the Company to make such filing on his behalf.

9. Legend.

Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHCATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN FOUNDER STOCK AGREEMENT DATED AS OF AUGUST 1, 2012, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

10. No Obligation To Employ.

Nothing in this Agreement shall create an obligation on the Company to employ or continue to employ the Founder.

11. Other Provisions.

11.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be sent to the address stated above.

11.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

11.3 Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Each of the sections contained in this Agreement shall be enforceable, independently of every other section in this Agreement, and the invalidity or enforceability of any section shall not invalidate or render non-enforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce the nearest enforceable economic equivalent.

11.4 Survival upon Sale or Acquisition. This Agreement shall be considered an asset of the Company, and shall be assumed by any entity acquiring the tangible and intangible assets of the Company.

11.5 Governing Law. The validity, interpretation, construction and performance of this Agreement shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

11.6 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

11.8 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGREED:

FOUNDER	COTTON BAY HOLDINGS, INC.
/s/Robert Fortson, IV Robert Fortson, IV	/s/Alfred Abiouness, Jr. Alfred E. Abiouness, Jr. Chairman of the Board